EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
-------------------------------------------------------

Exhibit A:
Sub-Item 770:  Transactions effected pursuant to Rule 10f-3
10f-3 Transactions
 for the Period November 1, 1999 through April 30, 2000

INFORMATION PRESENTED IN THE FOLLOWING ORDER:
OFFERING
DATE
BROKER
PRICE

UT STARCOM
3/2/00
Merrill
$18.00

INFINEON TECHNOLOGIES
3/13/00
Deutsche
$35.00

OCI COMM-PRIVATE PLACE
3/27/00
Griffiths McBurney
$18.00


INFORMATIONIN FOLLOWING ORDER:
SHARES/PAR
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER

29,575
0.2958%
0.0346%
CS First Boston

77,900
0.0505%
0.1965%
CS First Boston

1,076,000
2.9081%
1.4032%
CS First Boston